Exhibit 99.1

News Release

For Further Information
Cyd Slayton, Media Relations, 816-932-8470
Mark Barnett, Investor Relations, 816-701-4443

H&R BLOCK TO CONSIDER ALL OPTIONS FOLLOWING COURT RULING

FOR RELEASE APRIL 16, 2003

KANSAS CITY, Mo. — H&R Block Inc. (NYSE:HRB) today confirmed that the United States District Court for the Northern District of Illinois issued a decision dated April 15, 2003, in the action Reynolds v. Beneficial National Bank, Beneficial Tax Masters Inc., and H&R Block Inc., No. 98 C 2178, and a companion case, (formerly the Zawikowski case) in which the Court declined to approve the parties’ proposed settlement of certain class action litigation flowing from the Company’s refund anticipation loan program.

“The company is currently reviewing the Judge’s decision and will carefully consider all options available,” said Chairman and CEO Mark A. Ernst. “We certainly will work to resolve this case in a manner that’s in the best interest of our shareholders.”

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